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                           SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement

                               Noble Onie, Inc.
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               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                               NOBLE ONIE, INC.
                             ____________________

                             INFORMATION STATEMENT

                             ____________________

Introduction

     Our Board of Directors is providing this Information Statement in connection with a proposed stockholder action by majority written consent ("Stockholder Action") for purposes of approving an amendment to our Certificate of Incorporation (the "Amendment") to change our corporate name to "The National Capital Companies, Inc."

Voting Securities

     The effective date of the Stockholder Action is currently set for April 30, 2000. Our Board of Directors has fixed the close of business on April 7, 2000 as the record date for the determination of stockholders who are entitled to receive this Information Statement and consent to the Stockholder Action. The approval of the Amendment will require the written consent of the holders of at least a majority of the outstanding shares of our common stock. As of the record date, we had 6,500,000 shares of common stock issued and outstanding held by approximately 55 recordholders. We are not holding a meeting of stockholders in connection with the approval of the Amendment nor are we soliciting proxies.

We are sending this Information Statement to our stockholders on or about April
                                    20, 2000

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY.

           The date of this Information Statement is April 20, 2000

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                       COMMON STOCK OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

          The following table sets forth certain information regarding the beneficial ownership of the shares of our common stock as of April 7, 2000 by
(i) each person who we know to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each of our directors and executive officers and
(iii) all directors and officers as a group.


       Name and Address(1)                     Number             Percent
-------------------------------------  -------------------    ---------------
Darrell T. Uselton                            2,030,466            31.2%
Joseph A. Cerbone                               353,522             5.4%
Theresa M. Landers                               46,790              (2)
William Cantrell                                  8,318              (2)
Andrew Sensenig                                 176,761             2.7%
Jason D. Huntley                                 93,580             1.4%
All officers and directors as a group         2,709,437            41.7%

____________________
(1)  Address is 18952 MacArthur Avenue, Suite 315, Irvine, California 92612.

(2)  Less than one percent.

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                           DESCRIPTION OF SECURITIES

     Common Stock

     We are authorized to issue 25,000,000 shares of common stock, $.001 par value per share. As of the record date, 6,500,000 shares were issued and outstanding and held by approximately 55 recordholders.

     Holders of shares of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The approval of proposals submitted to stockholders at a meeting other than for the election of directors requires the favorable vote of a majority of the shares voting, except in the case of certain fundamental matters (such as certain amendments to the Certificate of Incorporation, and certain mergers and reorganizations), in which cases Nevada law and our Bylaws require the favorable vote of at least a majority of all outstanding shares. Stockholders are entitled to receive such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, and in the event we liquidate, dissolve or wind up our operations, to share ratably in all assets remaining after payment of liabilities. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.

Dividends

     We do not anticipate the payment of cash dividends on our common stock in the foreseeable future.

Transfer Agent

     The Transfer Agent for our common stock is Holladay Stock Transfer, Inc., 2939 North 67/th/ Place, Scottsdale, Arizona 85251.

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                           CHANGE OF CORPORATE NAME

     Our Board of Directors declared it advisable and in our best interests and directed that there be submitted to the stockholders a proposed amendment to
Article I of our Certificate of Incorporation to change our name from Noble Onie, Inc. to The National Capital Companies, Inc. The Board of Directors has fixed the close of business April 7, 2000 as the record date for the determination of stockholders who are entitled to receive this Information Statement. As of April 7, 2000, 6,500,000 shares of common stock were issued and outstanding.

Vote Required

     The approval of the Amendment will require the written consent of the holders of at least a majority of the outstanding shares of common stock.

                              By Order of the Board of Directors,

                              /s/  DARRELL T. USELTON
                              -----------------------
                              Darrell T. Uselton, Chairman and Chief Executive Officer

Irvine, California
April ___, 2000

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